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Exhibit 10.35


                          INVENTORY TRANSFER AGREEMENT


         THIS INVENTORY TRANSFER AGREEMENT ("Agreement"), dated as of May 9, 2000 (the "Effective Date"), by and among GVI Security, Inc., a Delaware corporation ("Purchaser"), Sensory Science Corporation, a Delaware corporation ("Seller"), and Samsung Electronics Co., Ltd., a Korean corporation ("Samsung").

                                 R E C I T A L S

         WHEREAS, Purchaser and Seller are parties to an Asset Purchase Agreement, dated as of May 9, 2000 (the "Asset Purchase Agreement"), which provides, among other things, for the purchase by Purchaser (the "Purchase") of the business and certain assets (the "Purchased Assets") of Purchaser's security products division (the "Business");

         WHEREAS, the Purchased Assets do not include the inventory of the Business which is located at 7835 East McClain, Scottsdale, Arizona or other warehouses of Seller (the "Facility"), and which consists of (a) Samsung branded inventory and GVI branded inventory manufactured by Samsung as more fully set forth on the Schedule prepared by Samsung and Seller and approved by Purchaser that is attached hereto as Annex A (the "Samsung Inventory"), which Schedule sets forth the purchase price of the Samsung Inventory (the "Inventory Purchase Price"), and (b) certain other inventory not manufactured by Samsung as listed on Annex B hereto (the "Other Inventory" and together with the Samsung Inventory, the "Inventory");

         WHEREAS, Purchaser has agreed to assume certain costs incurred by Seller for transportation of the Samsung Inventory to the Facility, customs charges and duties, handling and unloading charges and insurance, in the aggregate amount of $861,453.57 (the "Landed Costs" and together with the Inventory Purchase Price, the "Total Purchase Price");

         WHEREAS, Purchaser desires to purchase the Samsung Inventory, and Seller and Samsung desire to transfer the Samsung Inventory to Purchaser, on the terms and conditions set forth in this Agreement;

         WHEREAS, Purchaser and Seller also desire that Purchaser act as Seller's agent in selling the Other Inventory;

         NOW, THEREFORE, in consideration of and reliance on the respective representations, warranties and covenants contained herein and intending to be legally bound hereby, Purchaser, Seller and Samsung agree as follows:

1.       Transfer of Samsung Inventory.

                  (a) Seller, subject to the terms and conditions of this Agreement, hereby sells, transfers, conveys and delivers to Purchaser its entire interest, right and title to the Samsung Inventory.

                  (b) Seller represents and warrants to Purchaser as follows:

                                    (i) other than claims of Samsung, the
                  security interest of Congress Financial (which interest Congress Financial has agreed to release at the closing of the Asset Purchase Agreement) and Permitted Liens (as defined in the Asset Purchase Agreement), the Inventory is free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever;

                                    (ii) the Inventory is of a quality and
                  condition useable or saleable in the ordinary course of business, except for returned Inventory in the amount of approximately $139,000 ("Returned Inventory");

                                    (iii) all Inventory is free of any known
                  defect or other deficiency; and

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                                    (iv) all Inventory is located at the
                  Facility and no Inventory is held on a consignment basis.

         2.       Credit and Rebill.

                  (a) Samsung hereby consents to the transfer of the Samsung Inventory by Seller to Purchaser and agrees that, effective upon execution of this Agreement, Seller's account with Samsung will be credited with a payment equal to the Total Purchase Price plus $100,000 in consideration of the value of Returned Inventory. Samsung hereby releases Seller from any and all obligations in respect of payment of the Inventory Purchase Price and the Landed Costs; provided that Seller shall remain responsible for payment of any other amounts otherwise owed by Seller to Samsung.

                  (b) Purchaser hereby agrees that, effective upon execution of this Agreement, Purchaser will be invoiced by Samsung for an amount equal to the Inventory Purchase Price in respect of payment for the Samsung Inventory transferred to Purchaser hereunder and the Landed Costs. The Total Purchase Price shall be debited from Purchaser's account with Samsung. Subject to presentation of reasonably acceptable financial information to Samsung, Purchaser shall pay the Inventory Purchase Price to Samsung in accordance with the repayment terms for such Samsung Inventory set forth in Annex C hereto and, concurrently with any such payment, shall pay the portion of the Landed Costs allocable to such Samsung Inventory. Samsung agrees that a commitment letter from, or other agreement of, Purchaser's bank extending a line of credit to Purchaser of not less than $2.0 million shall be acceptable to Samsung.

                  (c) Seller shall maintain insurance (which insurance shall at all times be in an amount equal to or greater than the amount of the Inventory Purchase Price) during the Transitional Period with respect to the Samsung Inventory against risks of loss by fire or theft, and all other risks. Concurrently with the execution of this Agreement, Seller shall cause the issuer of the insurance policy to provide Purchaser with an endorsement or an independent instrument showing loss payable to Purchaser and, if required by Purchaser, naming Purchaser as an additional insured, and evidence thereof shall be delivered to Purchaser.

         3. Other Inventory. Purchaser shall use its commercially reasonable efforts to sell the Other Inventory as agent on behalf of Seller. Seller acknowledges and agrees that Purchaser is not purchasing the Other Inventory but is merely acting as agent for Seller who retains title to the Other Inventory. Seller acknowledges and agrees that payment for the Other Inventory remains the responsibility of Seller and Purchaser shall have no liability whatsoever with respect thereto. Seller acknowledges and agrees that Purchaser assumes no responsibility for the provision of warranty services of any kind or description with respect to the Other Inventory and the provision of any such services shall remain the sole responsibility of Seller.

         4. Samsung Warranty and Liability.

                  (a) Samsung warrants to Purchaser as follows:

                                    (i) the Samsung Inventory is free and clear
                  of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever;

                                    (ii) Samsung has the right to sell the
                  Samsung Inventory for use both within and outside the United States;

                                    (iii) the Samsung Inventory is of a quality
                  and condition useable or saleable in the ordinary course of business, except for Returned Inventory;

                                    (iv) the Samsung Inventory will conform to
                  all applicable specifications for a period of 12 months from the Closing Date;


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                                    (v) the Samsung Inventory is free from
                  defect in materials and workmanship;

                                    (vi) the Samsung Inventory does not infringe
                  the rights of any third party, including, without limitation, intellectual property rights;

                                    (vii) Samsung will take all necessary steps
                  to enforce Samsung's intellectual property rights in the Samsung Inventory; and

                                    (viii) the Samsung Inventory will correctly
                  process, provide and/or receive date data within and between the 20th and 21st centuries.

                  (b) Samsung shall promptly provide free of charge all spare parts necessary to enable Purchaser to provide warranty service ("Warranty Services") with respect to (1) all Samsung Inventory and (2) all Samsung branded inventory and GVI branded inventory manufactured by Samsung and sold or distributed by Seller. Samsung shall reimburse Purchaser for any and all costs incurred by Purchaser in providing Warranty Services, including, without limitation, costs of shipping, spare parts and labor.

                  (c) Samsung shall indemnify Purchaser against any and all losses, liabilities, claims, including, without limitation, any third-party claims, and expenses incurred by Purchaser resulting from, arising out of, or incurred by Purchaser in connection with, or otherwise with respect to, (I) any breach or failure of a representation or warranty by Samsung contained in this Agreement, or
         (II) any product liability claims relating to the Inventory or any Samsung branded inventory and GVI branded inventory manufactured by Samsung and sold or distributed by Seller.

         5. Resolution of Disputes.

                  (a) Any dispute, controversy or claim between Purchaser and Samsung arising out of or relating to this Agreement or the performance by the parties of its terms shall be settled by binding arbitration held in Hawaii, United States, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in effect, except as specifically otherwise provided in this Section. The arbitrators shall be selected from a group of professionals associated with JAMS/Endispute.

                  (b) The panel arbitration to be appointed shall consist of three neutral arbitrators. Purchaser and Samsung shall each select one arbitrator, and the arbitrators so selected shall select the third arbitrator.

                  (c) The arbitrators shall allow such discovery as the arbitrators determine appropriate under the circumstances, including without limitation, the right to request production of documents and to take such depositions of fact and experts as reasonably appropriate to establish the parties' respective positions. Such discovery shall be concluded within ninety (90) days following selection of the arbitrators unless the arbitrators determine that fairness and justice would require a longer time period. The arbitrators shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrators. The arbitrators shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty
         (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrators shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

                  (d) The arbitrators shall have the authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorney's fees and expenses in such manner as is determined to be appropriate by the arbitrators.

                  (e) Judgment upon the award rendered by the arbitrators may be entered in any court having personal and subject matter jurisdiction.


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                  (f) All proceedings under this Section, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

                  (g) The fact that the dispute resolution procedures specified in this Section shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

                  (h) The arbitration procedure in this Section 5 shall be the exclusive means available to the parties to resolve any claim, controversy or dispute arising hereunder.

         6. Miscellaneous.

                  (a) Each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

                  (b) This Agreement and the Asset Purchase Agreement set forth the entire understanding of Seller and Purchaser with respect to the transactions contemplated hereby and thereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the Asset Purchase Agreement. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

                  (c) This Agreement may not be assigned by any party without the prior written consent of the other parties; provided that Purchaser may assign this Agreement to any affiliate thereof without such consent. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and permitted assigns.

                  (d) Any notice or other communication under this Agreement shall be in writing and shall be sent by (i) personal delivery, (ii) registered or certified mail (return receipt requested) or (iii) nationally recognized overnight courier service, to such party, at the address of such party set forth below or such other address as any party may designate in the manner prescribed in this Section. A notice or other communication shall be deemed to have been duly received (A) if personally delivered, on the date of such delivery, (B) if mailed, on the date set forth on the return receipt or (C) if delivered by overnight courier, on the date of such delivery (as evidenced by the receipt of the overnight courier service). Such communications, to be valid, must be addressed as follows:

                           If to Purchaser, to:

                           GVI Security, Inc.
                           1200 West Northwest Highway
                           Suite 100
                           Grapevine, TX  76051
                           Attn:  Thomas Wade

                           With a required copy to:

                           Morgan, Lewis & Bockius LLP
                           One Oxford Centre
                           Pittsburgh, PA  15232
                           Attention:  Paul De Rosa, Esq.


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                           If to Seller, to:

                           Sensory Science Corporation
                           7835 E. McClain Dr.
                           Scottsdale, AZ  85260
                           Attention:  President

                           With a required copy to:

                           Snell & Wilmer L.L.P.
                           One Arizona Center
                           Phoenix, AZ  85004-0001
                           Attention:  Samuel C. Cowley, Esq.

                           If to Samsung, to:

                           Samsung Electronics Co., Ltd.

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                           With a required copy to:

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         or to such other address or to the attention of person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

                  (e) Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

                  (f) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to its provisions concerning conflict of laws.

                  (g) No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their heirs, executors, administrators, legal representatives, successors and permitted assigns, and they shall not be construed as conferring any rights on any other persons.

                  (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  (i) Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or


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         rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (j) Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that the other parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  (k) Survival. The representations and warranties and covenants of the parties contained in this Agreement shall survive for a period of two (2) years following the Effective Date. In the event that notice of any claim for indemnification shall have been given within the applicable survival period, the representations and warranties and covenants that are the subject of such indemnification claim shall survive until such claim is finally resolved.

                  (l) Samsung Acknowledgment. Samsung understands that Purchaser and Seller are parties to the Asset Purchase Agreement pursuant to which Purchaser will purchase certain accounts receivable from Seller, including accounts receivable relating to products sold to Seller by Samsung. Seller is indebted to Samsung for certain trade payables relating to the purchase of products by Seller from Samsung. Samsung understands that such trade payables have not been assumed by Purchaser and that payment with respect thereto remains the sole responsibility of Seller. Samsung acknowledges that it has no recourse against, and represents that it will not look to, Purchaser for any non-payment by Seller of such trade payables.


                  [Remainder of page intentionally left blank.]


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         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first written above.


                                 GVI Security, Inc.


                                 By:  /s/ Thomas Wade
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                                          Thomas Wade
                                          President


                                 Sensory Science Corporation


                                 By:  /s/ Roger B. Hackett
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                                          Roger Hackett
                                          Chairman and Chief Executive Officer


                                 Samsung Electronics Co., Ltd.



                                 By:  /s/ J. M Lee
                                      ------------------------------
                                 Name:  J. M. Lee
                                 Title:  General Manager